Exhibit 99.1

Planet Fitness, Inc. Announces Third Quarter 2017 Results

Total Revenue Increased 12.1% to $97.5 Million

System-Wide Same Stores Sales Increased 9.3%

31 New Planet Fitness Stores Opened

Company Raises Full Year Outlook

Hampton, NH, November 7, 2017 – Planet Fitness, Inc. (NYSE:PLNT) today reported financial results for its third quarter ended September 30, 2017.

Third Quarter Fiscal 2017 Highlights

•	Total revenue increased from the prior year period by 12.1% to $97.5 million.
•	System-wide same store sales increased 9.3%.
•

Net income attributable to Planet Fitness, Inc. was $15.3 million, or $0.18 per diluted share, compared to net income attributable to Planet Fitness, Inc. of $3.4 million, or $0.08 per diluted share in the prior year period.

•	Net income was $18.9 million, compared to net income of $14.9 million in the prior year period.
•	Adjusted net income(1) increased 17.9% to $18.7 million, or $0.19 per diluted share, compared to $15.9 million, or $0.16 per diluted share in the prior year period.
•	Adjusted EBITDA(1) increased 22.4% to $43.4 million from $35.4 million in the prior year period.
•	31 new Planet Fitness franchise stores were opened during the period, bringing system-wide total stores to 1,432 as of September 30, 2017.

(1) Adjusted net income and adjusted EBITDA are non-GAAP measures. For reconciliations of Adjusted EBITDA and Adjusted net income to U.S. GAAP (“GAAP”) net income see “Non-GAAP Financial Measures” accompanying this press release.

“The strong top and bottom line momentum we generated during the first half of the year carried into the third quarter highlighted by a 9.3% increase in system-wide same store sales and earnings per share that exceeded expectations,” commented Christopher Rondeau, Chief Executive Officer. “With the increased brand awareness and reach of our welcoming, non-intimidating fitness offering combined with our asset-light business model that includes our fast-growing, high-margin franchise segment, we continue to expand market share and generate significant profitability and cash flow. While this year marks Planet Fitness’ 25th anniversary, I believe we are just beginning to scratch the surface of the Company’s full potential.  My optimism is fueled by the long runway for store growth, the financial and operational strength of our franchisees, our growing national advertising fund and ability to continue to attract casual and first time gym users to our unique fitness experience, and the growing consumer shift towards health and wellness. I am confident that we are well positioned to capitalize on the many opportunities that lie ahead, deliver a strong finish to the year, and increase shareholder value over the long-term.”

Operating Results for the Third Quarter Ended September 30, 2017

For the third quarter 2017, total revenue increased $10.5 million or 12.1% to $97.5 million from $87.0 million in the prior year period. By segment:

•	Franchise segment revenue, which includes commission income, increased $8.3 million or 30.6% to $35.6 million from $27.2 million in the prior year period;
•	Corporate-owned stores segment revenue increased $1.9 million or 7.1% to $28.6 million from $26.7 million in the prior year period; and
•	Equipment segment revenue increased $0.3 million or 0.8% to $33.4 million from $33.1 million in the prior year period.

System-wide same store sales increased 9.3%. By segment, franchisee-owned same store sales increased 9.6% and corporate-owned same store sales increased 5.1%.

For the third quarter of 2017, net income was $18.9 million, or $0.18 per diluted share, compared to net income of $14.9 million, or $0.08 per diluted share, in the prior year period. Adjusted net income increased 17.9% to $18.7 million, or $0.19 per diluted share, from $15.9 million, or $0.16 per diluted share, in the prior year period. Adjusted net income has been adjusted to reflect a normalized federal income tax rate of 39.5% for the current year period and the comparable prior year period and excludes certain non-cash and other items that we do not consider in the evaluation of ongoing operational performance (see “Non-GAAP Financial Measures”).

Adjusted EBITDA, which is defined as net income before interest, taxes, depreciation and amortization, adjusted for the impact of certain non-cash and other items that we do not consider in the evaluation of ongoing operational performance (see “Non-GAAP Financial Measures”), increased 22.4% to $43.4 million from $35.4 million in the prior year period.

Segment EBITDA represents our Total Segment EBITDA broken down by the Company’s reportable segments. Total Segment EBITDA is equal to EBITDA, which is defined as net income before interest, taxes, depreciation and amortization (see “Non-GAAP Financial Measures”).

•

Franchise segment EBITDA increased $7.1 million or 31.2% to $29.9 million driven by royalties from new franchised stores opened since September 30, 2016, increased royalty rate and higher same store sales;

•

Corporate-owned stores segment EBITDA increased $1.5 million or 14.2% to $12.0 million driven primarily by higher monthly and annual revenue, including an increase in same store sales, and improved operating margin; and

•	Equipment segment EBITDA increased by $0.5 million or 7.4% to $7.7 million driven by an increase in replacement equipment sales to existing franchisee-owned stores.

2017 Outlook

For the year ending December 31, 2017, the Company now expects:

•	Total revenue between $425 million and $430 million;
•	System-wide same store sales growth in the 9.5% to 10% range; and
•	Adjusted net income of $79 million to $81 million, or $0.80 to $0.82 per diluted share.

Presentation of Financial Measures

Planet Fitness, Inc. (the “Company”) was formed in March 2015 for the purpose of facilitating the initial public offering (the “IPO”) and related recapitalization transactions that occurred in August 2015, and in order to carry on the business of Pla-Fit Holdings, LLC (“Pla-Fit Holdings”) and its subsidiaries. As the sole managing member of Pla-Fit Holdings, the Company operates and controls all of the business and affairs of Pla-Fit Holdings, and through Pla-Fit Holdings, conducts its business. As a result, the Company consolidates Pla-Fit Holdings’ financial results and reports a non-controlling interest related to the portion of Pla-Fit Holdings not owned by the Company.

The financial information presented in this press release includes non-GAAP financial measures such as EBITDA, Segment EBITDA, Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted to provide measures that we believe are useful to investors in evaluating the Company’s performance. These non-GAAP financial measures are supplemental measures of the Company’s performance that are neither required by, nor presented in accordance with GAAP. These financial measures should not be considered in isolation or as substitutes for GAAP financial measures such as net income or any other performance measures derived in accordance with, GAAP. In addition, in the future, the Company may incur expenses or charges such as those added back to calculate Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted. The Company’s presentation of Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted should not be construed as an inference that the Company’s future results will be unaffected by similar amounts or other unusual or nonrecurring items. See the tables at the end of this press release for a reconciliation of EBITDA, Adjusted EBITDA, Total Segment EBITDA, Adjusted net income, and Adjusted net income per share, diluted, to their most directly comparable GAAP financial measure.

The non-GAAP financial measures used in our full-year outlook will differ from net income and net income per share, diluted, determined in accordance with GAAP in ways similar to those described in the reconciliations at the end of this press release. We do not provide guidance for net income or net income per share, diluted, determined in accordance with GAAP or a reconciliation of guidance for Adjusted net income and Adjusted net income per share, diluted, to the most directly comparable GAAP measure because we are not able to predict with reasonable certainty the amount or nature of all items that will be included in our net income and net income per share, diluted, for the year ending December 31, 2017. These items are uncertain, depend on many factors and could have a material impact on our net income and net income per share, diluted, for the year ending December 31, 2017.

Investor Conference Call

The Company will hold a conference call at 4:30 pm (ET) on November 7, 2017 to discuss the news announced in this press release. A live webcast of the conference call will be accessible at www.planetfitness.com via the “Investor Relations” link. The webcast will be archived on the website for one year.

About Planet Fitness

Founded in 1992 in Dover, N.H., Planet Fitness is one of the largest and fastest-growing franchisors and operators of fitness centers in the United States by number of members and locations. As of September 30, 2017, Planet Fitness had approximately 10.5 million members and 1,432 stores in 49 states, the District of Columbia, Puerto Rico, Canada and the Dominican Republic. The Company's mission is to enhance people's lives by providing a high-quality fitness experience in a welcoming, non-intimidating environment, which we call the Judgement Free Zone®. More than 95% of Planet Fitness stores are owned and operated by independent business men and women.

Investor Contact:

Brendon Frey, ICR

brendon.frey@icrinc.com

203-682-8200

Media Contacts:

McCall Gosselin, Planet Fitness

mccall.gosselin@pfhq.com

603-957-4650

Julia Young, ICR

julia.young@icrinc.com

646-277-1280

Forward-Looking Statements

This press release contains certain statements, approximations, estimates and projections with respect to our anticipated future performance, especially those under the heading “2017 Outlook,” (“forward-looking statements”). Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of the business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results to differ materially include risks and uncertainties associated with competition in the fitness industry, the Company’s and franchisees’ ability to attract and retain new members, changes in consumer demand, changes in equipment costs, the Company’s ability to expand into new markets, operating costs for the Company and franchisees generally, availability and cost of capital for franchisees, acquisition activity, developments and changes in laws and regulations, our substantial indebtedness, our corporate structure and tax receivable agreements, general economic conditions and the other factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2016, and the Company’s other filings with the Securities and Exchange Commission. Except as required by law, neither the Company nor any of its affiliates or representatives undertake any obligation to provide additional information or to correct or update any information set forth in this press release, whether as a result of new information, future developments or otherwise.

Planet Fitness, Inc. and subsidiaries

Condensed consolidated statements of operations

(Unaudited)

(Amounts in thousands, except per share amounts)

	For the three months ended September 30,		For the nine months ended September 30,
	2017	2016	2017	2016
Revenue:
Franchise	$31,413	$23,046	$94,485	$70,042
Commission income	4,149	4,179	15,668	14,338
Corporate-owned stores	28,560	26,675	83,886	78,756
Equipment	33,374	33,107	101,875	98,686
Total revenue	97,496	87,007	295,914	261,822
Operating costs and expenses:
Cost of revenue	25,819	25,925	78,395	77,365
Store operations	15,551	15,181	45,339	45,673
Selling, general and administrative	14,071	12,244	42,659	36,470
Depreciation and amortization	8,137	7,745	23,982	23,127
Other loss (gain)	(36)	(241)	280	(406)
Total operating costs and expenses	63,542	60,854	190,655	182,229
Income from operations	33,954	26,153	105,259	79,593
Other expense, net:
Interest expense, net	(8,920)	(6,291)	(26,711)	(18,819)
Other (expense) income	408	(204)	157	30
Total other expense, net	(8,512)	(6,495)	(26,554)	(18,789)
Income before income taxes	25,442	19,658	78,705	60,804
Provision for income taxes	6,540	4,795	23,933	11,504
Net income	18,902	14,863	54,772	49,300
Less net income attributable to non-controlling interests	3,557	11,438	18,173	38,374
Net income attributable to Planet Fitness, Inc.	$15,345	$3,425	$36,599	$10,926

Net income per share of Class A common stock:
Basic	$0.18	$0.08	$0.48	$0.28
Diluted	$0.18	$0.08	$0.48	$0.28
Weighted-average shares of Class A common stock outstanding:
Basic	85,663	44,669	76,391	39,394
Diluted	85,734	44,686	76,435	39,397

Planet Fitness, Inc. and subsidiaries

Condensed consolidated balance sheets

(Unaudited)

(Amounts in thousands, except per share amounts)

	September 30,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$93,267	$40,393
Accounts receivable, net of allowance for bad debts of $95 and $687 at September 30, 2017 and December 31, 2016, respectively	16,358	26,873
Due from related parties	2,984	2,864
Inventory	550	1,802
Restricted assets – national advertising fund	3,014	3,074
Other receivables	10,768	7,935
Other current assets	8,623	8,284
Total current assets	135,564	91,225
Property and equipment, net of accumulated depreciation of $33,546 as of September 30, 2017 and $30,987 as of December 31, 2016	72,426	61,238
Intangible assets, net	239,741	253,862
Goodwill	176,981	176,981
Deferred income taxes	731,131	410,407
Other assets, net	10,177	7,729
Total assets	$1,366,020	$1,001,442
Liabilities and stockholders' equity (deficit)
Current liabilities:
Current maturities of long-term debt	$7,185	$7,185
Accounts payable	12,826	28,507
Accrued expenses	13,357	19,190
Equipment deposits	8,121	2,170
Restricted liabilities – national advertising fund	3,008	134
Deferred revenue, current	17,124	17,780
Payable to related parties pursuant to tax benefit arrangements, current	24,487	8,072
Other current liabilities	438	235
Total current liabilities	86,546	83,273
Long-term debt, net of current maturities	697,876	702,003
Deferred rent, net of current portion	5,289	5,108
Deferred revenue, net of current portion	8,180	8,351
Deferred tax liabilities	751	1,238
Payable to related parties pursuant to tax benefit arrangements, net of current portion	702,906	410,999
Other liabilities	4,111	5,225
Total noncurrent liabilities	1,419,113	1,132,924
Commitments and contingencies (note 11)
Stockholders' equity (deficit):
Class A common stock, $.0001 par value - 300,000 shares authorized, 85,682 and 61,314 shares issued and outstanding as of September 30, 2017 and December 31, 2016, respectively	9	6
Class B common stock, $.0001 par value - 100,000 shares authorized, 12,682 and 37,185 shares issued and outstanding as of September 30, 2017 and December 31, 2016, respectively	1	4
Accumulated other comprehensive loss	(1,013)	(1,174)
Additional paid in capital	11,693	34,467
Accumulated deficit	(127,513)	(164,062)
Total stockholders' deficit attributable to Planet Fitness Inc.	(116,823)	(130,759)
Non-controlling interests	(22,816)	(83,996)
Total stockholders' deficit	(139,639)	(214,755)
Total liabilities and stockholders' deficit	$1,366,020	$1,001,442

Planet Fitness, Inc. and subsidiaries

Condensed consolidated statements of cash flows

(Unaudited)

(Amounts in thousands)

	For the nine months ended September 30,
	2017	2016
Cash flows from operating activities:
Net income	$54,772	$49,300
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23,982	23,127
Amortization of deferred financing costs	1,439	1,114
Amortization of favorable leases and asset retirement obligations	260	297
Amortization of interest rate caps	1,552	459
Deferred tax expense	21,344	11,062
Loss on extinguishment of debt	79	—
Third party debt refinancing expense	1,021	—
Gain on re-measurement of tax benefit arrangement	(541)	—
Provision for bad debts	44	44
Gain on disposal of property and equipment	(357)	(347)
Equity-based compensation	1,800	1,373
Changes in operating assets and liabilities, excluding effects of acquisitions:
Accounts receivable	11,099	4,898
Due to and due from related parties	(580)	8,494
Inventory	1,253	3,798
Other assets and other current assets	(2,413)	(1,635)
Accounts payable and accrued expenses	(16,985)	(10,172)
Other liabilities and other current liabilities	(724)	(30)
Income taxes	(1,462)	(7,543)
Payable to related parties pursuant to tax benefit arrangements	(7,909)	(6,007)
Equipment deposits	5,951	(1,609)
Deferred revenue	(958)	(1,264)
Deferred rent	361	379
Net cash provided by operating activities	93,028	75,738
Cash flows from investing activities:
Additions to property and equipment	(23,229)	(9,266)
Proceeds from sale of property and equipment	166	402
Net cash used in investing activities	(23,063)	(8,864)
Cash flows from financing activities:
Principal payments on capital lease obligations	—	(37)
Repayment of long-term debt	(5,388)	(3,825)
Payment of deferred financing and other debt-related costs	(1,278)	—
Premiums paid for interest rate caps	(366)	—
Proceeds from issuance of Class A common stock	172	79
Repurchase and retirement of Class B common stock	—	(1,583)
Dividend equivalent payments	(1,322)	—
Distributions to Continuing LLC Members	(9,308)	(27,071)
Net cash used in financing activities	(17,490)	(32,437)
Effects of exchange rate changes on cash and cash equivalents	399	87
Net increase in cash and cash equivalents	52,874	34,524
Cash and cash equivalents, beginning of period	40,393	31,430
Cash and cash equivalents, end of period	$93,267	$65,954

Supplemental cash flow information:
Net cash paid for income taxes	$3,769	$8,121
Cash paid for interest	$23,637	$17,187
Non-cash investing activities:
Non-cash additions to property and equipment	$482	$127

Planet Fitness, Inc. and subsidiaries

Non-GAAP Financial Measures

(Unaudited)

(Amounts in thousands, except per share amounts)

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company uses the following non-GAAP financial measures: EBITDA, Total Segment EBITDA, Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted (collectively, the “non-GAAP financial measures”). The Company believes that these non-GAAP financial measures, when used in conjunction with GAAP financial measures, are useful to investors in evaluating our operating performance. These non-GAAP financial measures presented in this release are supplemental measures of the Company’s performance that are neither required by, nor presented in accordance with GAAP. These financial measures should not be considered in isolation or as substitutes for GAAP financial measures such as net income or any other performance measures derived in accordance with GAAP. In addition, in the future, the Company may incur expenses or charges such as those added back to calculate Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted. The Company’s presentation of Adjusted EBITDA, Adjusted net income, and Adjusted net income per share, diluted, should not be construed as an inference that the Company’s future results will be unaffected by unusual or nonrecurring items.

EBITDA, Segment EBITDA and Adjusted EBITDA

We refer to EBITDA and Adjusted EBITDA as we use these measures to evaluate our operating performance and we believe these measures provide useful information to investors in evaluating our performance. We have also disclosed Segment EBITDA as an important financial metric utilized by the Company to evaluate performance and allocate resources to segments in accordance with ASC 280, Segment Reporting. We define EBITDA as net income before interest, taxes, depreciation and amortization. Segment EBITDA sums to Total Segment EBITDA which is equal to the Non-GAAP financial metric EBITDA. We believe that EBITDA, which eliminates the impact of certain expenses that we do not believe reflect our underlying business performance, provides useful information to investors to assess the performance of our segments as well as the business as a whole. Our Board of Directors also uses EBITDA as a key metric to assess the performance of management. We define Adjusted EBITDA as net income before interest, taxes, depreciation and amortization, adjusted for the impact of certain additional non-cash and other items that we do not consider in our evaluation of ongoing performance of the Company’s core operations. These items include certain purchase accounting adjustments, stock offering-related costs, and certain other charges and gains. We believe that Adjusted EBITDA is an appropriate measure of operating performance in addition to EBITDA because it eliminates the impact of other items that we believe reduce the comparability of our underlying core business performance from period to period and is therefore useful to our investors in comparing the core performance of our business from period to period.

A reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP measure, is set forth below.

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016

Net income attributable to Planet Fitness, Inc.	$15,345	$3,425	$36,599	$10,926
Net income attributable to non-controlling interests	3,557	11,438	18,173	38,374
Net income	$18,902	$14,863	$54,772	$49,300
Interest expense, net	8,920	6,291	26,711	18,819
Provision for income taxes	6,540	4,795	23,933	11,504
Depreciation and amortization	8,137	7,745	23,982	23,127
EBITDA	42,499	33,694	129,398	102,750
Purchase accounting adjustments-revenue(1)	336	450	1,116	458
Purchase accounting adjustments-rent(2)	174	202	561	664
Transaction fees(3)	-	-	1,021	-
Stock offering-related costs(4)	41	1,078	977	2,105
Severance costs(5)	-	-	-	423
Pre-opening costs(6)	421	-	421	-
Equipment discount(7)	(107)	-	(107)	-
Early lease termination costs(8)	-	-	719	-
Other(9)	-	-	(573)	72
Adjusted EBITDA	$43,364	$35,424	$133,533	$106,472
(1)

Represents the impact of revenue-related purchase accounting adjustments associated with the acquisition of Pla-Fit Holdings on November 8, 2012 by TSG (the “2012 Acquisition”). At the time of the 2012 Acquisition, the Company maintained a deferred revenue account, which consisted of deferred area development agreement fees, deferred franchise fees, and deferred enrollment fees that the Company billed and collected up front but recognizes for GAAP purposes at a later date. In connection with the 2012 Acquisition, it was determined that the carrying amount of deferred revenue was greater than the fair value assessed in accordance with ASC 805—Business Combinations, which resulted in a write-down of the carrying value of the deferred revenue balance upon application of acquisition push-down accounting under ASC 805. These amounts represent the additional revenue that would have been recognized in these periods if the write-down to deferred revenue had not occurred in connection with the application of acquisition pushdown accounting.

(2)

Represents the impact of rent-related purchase accounting adjustments. In accordance with guidance in ASC 805 – Business Combinations, in connection with the 2012 Acquisition, the Company’s deferred rent liability was required to be written off as of the acquisition date and rent was recorded on a straight-line basis from the acquisition date through the end of the lease term. This resulted in higher overall recorded rent expense each period than would have otherwise been recorded had the deferred rent liability not been written off as a result of the acquisition push down accounting applied in accordance with ASC 805. Adjustments of $100, $105, $306, and $372 in the three and nine months ended September 30, 2017 and 2016, respectively, reflect the difference between the higher rent expense recorded in accordance with GAAP since the acquisition and the rent expense that would have been recorded had the 2012 Acquisition not occurred. Adjustments of $75, $97, $255, and $292 for the three and nine months ended September 30, 2017 and 2016, respectively, are due to the amortization of favorable and unfavorable lease intangible assets which were recorded in connection with the 2012 Acquisition and the acquisition of eight franchisee-owned stores on March 31, 2014. All of the rent related purchase accounting adjustments are adjustments to rent expense which is included in store operations on our consolidated statements of operations.

(3)	Represents transaction fees and expenses related to the amendment of our credit facility in May of 2017.
(4)	Represents legal, accounting and other costs incurred in connection with offerings of the Company’s Class A common stock.
(5)	Represents severance expense recorded in connection with an equity award modification.
(6)

Represents costs associated with new corporate-owned stores incurred prior to the store opening, including payroll-related costs, rent and occupancy expenses, marketing and other store operating supply expenses.

(7)

Represents a gain recorded in connection with the write-off of a previously accrued deferred equipment discount that is no longer expected to be utilized. This amount was originally recognized through purchase accounting in connection with the acquisition of eight franchisee-owned stores on March 31, 2014.

(8)	Represents charges and expenses incurred in connection with the early termination of the lease for our previous headquarters.
(9)

Represents certain other charges and gains that we do not believe reflect our underlying business performance. In the nine months ended September 30, 2017, this amount includes a gain of $541 related to the adjustment of our tax benefit arrangements primarily due to changes in our effective tax rate.

A reconciliation of Segment EBITDA to Total Segment EBITDA is set forth below.

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Segment EBITDA
Franchise	$29,925	$22,814	$94,444	$71,308
Corporate-owned stores	12,046	10,550	35,579	30,259
Equipment	7,683	7,153	23,587	21,330
Corporate and other	(7,155)	(6,823)	(24,212)	(20,147)
Total Segment EBITDA(1)	$42,499	$33,694	$129,398	$102,750
(1)	Total Segment EBITDA is equal to EBITDA.

Adjusted Net Income and Adjusted Net Income per Diluted Share

As a result of the recapitalization transactions that occurred prior to our IPO, the limited liability company agreement of Pla-Fit Holdings that was amended and restated (the “New LLC Agreement”) designated Planet Fitness, Inc. as the sole managing member of Pla-Fit Holdings. As sole managing member, Planet Fitness, Inc. exclusively operates and controls the business and affairs of Pla-Fit Holdings, LLC. As a result of the recapitalization transactions and the New LLC Agreement, Planet Fitness, Inc. now consolidates Pla-Fit Holdings, and Pla-Fit Holdings is considered the predecessor to Planet Fitness, Inc. for accounting purposes. Our presentation of Adjusted net income and Adjusted net income per share, diluted, gives effect to the consolidation of Pla-Fit Holdings with Planet Fitness, Inc. resulting from the recapitalization transactions and the New LLC Agreement as if they had occurred on January 1, 2016. In addition, Adjusted net income assumes that all net income is attributable to Planet Fitness, Inc., which assumes the full exchange of all outstanding Holdings Units for shares of Class A common stock of Planet Fitness, Inc., adjusted for certain non-recurring items that we do not believe directly reflect our core operations. Adjusted net income per share, diluted, is calculated by dividing Adjusted net income by the total shares of Class A common stock outstanding plus any dilutive options and restricted stock units as calculated in accordance with GAAP and assuming the full exchange of all outstanding Holdings Units and corresponding Class B common stock as of the beginning of each period presented. Adjusted net income and Adjusted net income per share, diluted, are supplemental measures of operating performance that do not represent, and should not be considered, alternatives to net income and earnings per share, as calculated in accordance with GAAP. We believe Adjusted net income and Adjusted net income per share, diluted, supplement GAAP measures and enable us to more effectively evaluate our performance period-over-period. A reconciliation of Adjusted net income to net income, the most directly comparable GAAP measure, and the computation of Adjusted net income per share, diluted, are set forth below.

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016

Net income attributable to Planet Fitness, Inc.	$15,345	$3,425	$36,599	$10,926
Net income attributable to non-controlling interests	3,557	11,438	18,173	38,374
Net income	$18,902	$14,863	$54,772	$49,300
Provision for income taxes, as reported	6,540	4,795	23,933	11,504
Purchase accounting adjustments-revenue(1)	336	450	1,116	458
Purchase accounting adjustments-rent(2)	174	202	561	664
Transaction fees(3)	-	-	1,021	-
Stock offering-related costs(4)	41	1,078	977	2,105
Severance costs(5)	-	-	-	423
Pre-opening costs(6)	421	-	421	-
Equipment discount(7)	(107)	-	(107)	-
Early lease termination costs(8)	-	-	1,143	-
Other(9)	-	-	(573)	72
Purchase accounting amortization(10)	4,622	4,843	13,867	14,528
Adjusted income before income taxes	$30,929	$26,231	$97,131	$79,054
Adjusted income taxes(11)	12,217	10,361	38,367	31,226
Adjusted net income	$18,712	$15,870	$58,764	$47,828

Adjusted net income per share, diluted	$0.19	$0.16	$0.60	$0.48

Adjusted weighted-average shares outstanding(12)	98,428	98,572	98,445	98,615
(1)

Represents the impact of revenue-related purchase accounting adjustments associated with the 2012 Acquisition. At the time of the 2012 Acquisition, the Company maintained a deferred revenue account, which consisted of deferred area development agreement fees, deferred franchise fees, and deferred enrollment fees that the Company billed and collected up front but recognizes for GAAP purposes at a later date. In connection with the 2012 Acquisition, it was determined that the carrying amount of deferred revenue was greater than the fair value assessed in accordance with ASC 805—Business Combinations, which resulted in a write-down of the carrying value of the deferred revenue balance upon application of acquisition push-down accounting under

ASC 805. These amounts represent the additional revenue that would have been recognized in these periods if the write-down to deferred revenue had not occurred in connection with the application of acquisition pushdown accounting.

(2)

Represents the impact of rent-related purchase accounting adjustments. In accordance with guidance in ASC 805 – Business Combinations, in connection with the 2012 Acquisition, the Company’s deferred rent liability was required to be written off as of the acquisition date and rent was recorded on a straight-line basis from the acquisition date through the end of the lease term. This resulted in higher overall recorded rent expense each period than would have otherwise been recorded had the deferred rent liability not been written off as a result of the acquisition push down accounting applied in accordance with ASC 805. Adjustments of $100, $105, $306, and $372 in the three and nine months ended September 30, 2017 and 2016, respectively, reflect the difference between the higher rent expense recorded in accordance with GAAP since the acquisition and the rent expense that would have been recorded had the 2012 Acquisition not occurred. Adjustments of $75, $97, $255, and $292 for the three and nine months ended September 30, 2017 and 2016, respectively, are due to the amortization of favorable and unfavorable lease intangible assets which were recorded in connection with the 2012 Acquisition and the acquisition of eight franchisee-owned stores on March 31, 2014. All of the rent related purchase accounting adjustments are adjustments to rent expense which is included in store operations on our consolidated statements of operations.

(3)	Represents transaction fees and expenses related to the amendment of our credit facility in May of 2017.
(4)	Represents legal, accounting and other costs incurred in connection with offerings of the Company’s Class A common stock.
(5)	Represents severance expense recorded in connection with an equity award modification.
(6)

Represents costs associated with new corporate-owned stores incurred prior to the store opening, including payroll-related costs, rent and occupancy expenses, marketing and other store operating supply expenses.

(7)

Represents a gain recorded in connection with the write-off of a previously accrued deferred equipment discount that is no longer expected to be utilized. This amount was originally recognized through purchase accounting in connection with the acquisition of eight franchisee-owned stores on March 31, 2014.

(8)	Represents charges and expenses incurred in connection with the early termination of the lease for our previous headquarters.
(9)

Represents certain other charges and gains that we do not believe reflect our underlying business performance. In the nine months ended September 30, 2017, this amount includes a gain of $541 related to the adjustment of our tax benefit arrangements primarily due to changes in our effective tax rate.

(10)

Includes $4,086, $4,218, $12,258 and $12,655 of amortization of intangible assets, other than favorable leases, for the three and nine months ended September 30, 2017 and 2016, respectively, recorded in connection with the 2012 Acquisition, and $536, $624, $1,609 and $1,873 of amortization of intangible assets for the three and nine months ended September 30, 2017 and 2016, respectively, recorded in connection with the acquisition of eight franchisee-owned stores on March 31, 2014. The adjustment represents the amount of actual non-cash amortization expense recorded, in accordance with GAAP, in each period.

(11)	Represents corporate income taxes at an assumed effective tax rate of 39.5% for the three and nine months ended September 30, 2017 and 2016 applied to adjusted income before income taxes.
(12)	Assumes the full exchange of all outstanding Holdings Units and corresponding shares of Class B common stock for shares of Class A common stock of Planet Fitness, Inc.

A reconciliation of net income per share, diluted, to Adjusted net income per share, diluted is set forth below for the three and nine months ended September 30, 2017 and 2016:

	For the three months ended September 30, 2017			For the three months ended September 30, 2016
	Net income	Weighted Average Shares	Net income per share, diluted	Net income	Weighted Average Shares	Net income per share, diluted
Net income attributable to Planet Fitness, Inc.(1)	$15,345	85,734	$0.18	$3,425	44,669	$0.08
Assumed exchange of shares(2)	3,557	12,694		11,438	53,903
Net Income	18,902			14,863
Adjustments to arrive at adjusted income before income taxes(3)	12,027			11,368
Adjusted income before income taxes	30,929			26,231
Adjusted income taxes(4)	12,217			10,361
Adjusted Net Income	$18,712	98,428	$0.19	$15,870	98,572	$0.16
(1)	Represents net income attributable to Planet Fitness, Inc. and the associated weighted average shares, diluted of Class A common stock outstanding.
(2)

Assumes the full exchange of all outstanding Holdings Units and corresponding shares of Class B common stock for shares of Class A common stock of Planet Fitness, Inc. Also assumes the addition of net income attributable to non-controlling interests corresponding with the assumed exchange of Holdings Units and Class B common shares for shares of Class A common stock.

(3)	Represents the total impact of all adjustments identified in the adjusted net income table above to arrive at adjusted income before income taxes.
(4)	Represents corporate income taxes at an assumed effective tax rate of 39.5% for the three months ended September 30, 2017 and 2016, applied to adjusted income before income taxes.

	For the nine months ended September 30, 2017			For the nine months ended September 30, 2016
	Net income	Weighted Average Shares	Net income per share, diluted	Net income	Weighted Average Shares	Net income per share, diluted
Net income attributable to Planet Fitness, Inc.(1)	$36,599	76,435	$0.48	$10,926	39,394	$0.28
Assumed exchange of shares(2)	18,173	22,010		38,374	59,221
Net Income	54,772			49,300
Adjustments to arrive at adjusted income before income taxes(3)	42,359			29,754
Adjusted income before income taxes	97,131			79,054
Adjusted income taxes(4)	38,367			31,226
Adjusted Net Income	$58,764	98,445	$0.60	$47,828	98,615	$0.48
(1)	Represents net income attributable to Planet Fitness, Inc. and the associated weighted average shares, diluted of Class A common stock outstanding.
(2)

Assumes the full exchange of all outstanding Holdings Units and corresponding shares of Class B common stock for shares of Class A common stock of Planet Fitness, Inc. Also assumes the addition of net income attributable to non-controlling interests corresponding with the assumed exchange of Holdings Units and Class B common shares for shares of Class A common stock.

(3)	Represents the total impact of all adjustments identified in the adjusted net income table above to arrive at adjusted income before income taxes.
(4)	Represents corporate income taxes at an assumed effective tax rate of 39.5% for the nine months ended September 30, 2017 and 2016, applied to adjusted income before income taxes.